Schedule A

to the March 26, 2013

Investment Advisory Agreement

Dated as of March 23, 2016

between WisdomTree Trust

and WisdomTree Asset Management, Inc.

Name of Series	Fee %
WisdomTree U.S. Quality Dividend Growth Fund	0.28%
WisdomTree United Kingdom Hedged Equity Fund	0.48%
WisdomTree Japan Hedged SmallCap Equity Fund	0.58%
WisdomTree U.S. SmallCap Quality Dividend Growth Fund	0.38%
WisdomTree Emerging Markets Quality Dividend Growth Fund	0.63%
WisdomTree Emerging Markets Consumer Growth Fund	0.63%
WisdomTree Germany Hedged Equity Fund	0.48%
WisdomTree Korea Hedged Equity Fund	0.58%
WisdomTree Japan Interest Rate Strategy Fund	0.50%
WisdomTree Bloomberg U.S. Dollar Bullish Fund	0.50%
WisdomTree Barclays U.S. Aggregate Bond Zero Duration Fund	0.23%
WisdomTree Barclays U.S. Aggregate Bond Negative Duration Fund	0.28%
WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund	0.43%
WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund	0.48%
WisdomTree Bloomberg Floating Rate Treasury Fund	0.20%
WisdomTree Japan Hedged Real Estate Fund	0.48%
WisdomTree Japan Hedged Financials Fund	0.48%
WisdomTree Japan Hedged Capital Goods Fund	0.48%
WisdomTree Japan Hedged Health Care Fund	0.48%
WisdomTree Japan Hedged Tech, Media and Telecom Fund	0.48%
WisdomTree Europe Quality Dividend Growth Fund	0.58%
WisdomTree International Hedged Quality Dividend Growth Fund	0.58%
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund	0.58%
WisdomTree Europe SmallCap Hedged Equity Fund	0.58%
WisdomTree Japan Hedged Quality Dividend Growth Fund	0.48%
WisdomTree Western Asset Unconstrained Bond Fund	0.60%
WisdomTree Japan Quality Dividend Growth Fund	0.48%
WisdomTree International Hedged SmallCap Dividend Fund	0.58%
WisdomTree Global ex-U.S. Hedged Dividend Fund	0.44%

A-1

Name of Series	Fee %
WisdomTree CBOE S&P 500 PutWrite Strategy Fund	0.44%
WisdomTree Barclay’s U.S. Aggregate Bond Enhanced Yield Fund	0.20%
WisdomTree International Hedged Equity Fund	0.35%
WisdomTree Strong Dollar U.S. Equity Fund	0.33%
WisdomTree Weak Dollar U.S. Equity Fund	0.33%
WisdomTree Global ex-U.S. Hedged Real Estate Fund	0.58%
WisdomTree Strong Dollar Emerging Markets Equity Fund	0.58%
WisdomTree Europe Local Recovery Fund	0.58%
WisdomTree Global SmallCap Dividend Fund	0.43%
WisdomTree Global Hedged SmallCap Dividend Fund	0.43%
WisdomTree Dynamic Long/Short U.S. Equity Fund	0.53%
WisdomTree Dynamic Bearish U.S. Equity Fund	0.53%
WisdomTree Dynamic Currency Hedged International Equity Fund	0.40%
WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund	0.48%
WisdomTree Dynamic Currency Hedged Japan Equity Fund	0.48%
WisdomTree Dynamic Currency Hedged Europe Equity Fund	0.48%
WisdomTree International Quality Dividend Growth Fund	0.48%
WisdomTree Emerging Markets Dividend Fund	0.32%
WisdomTree Global ex-Mexico Equity Fund	0.35%
WisdomTree Fundamental U.S. Corporate Bond Fund	0.28%
WisdomTree Fundamental U.S. Short-Term Corporate Bond Fund	0.28%
WisdomTree Fundamental U.S. High Yield Corporate Bond Fund	0.48%
WisdomTree Fundamental U.S. Short-Term High Yield Corporate Bond Fund	0.48%
WisdomTree Fundamental U.S. BBB Corporate Bond Fund	0.28%
WisdomTree Fundamental U.S. Short-Term BBB Corporate Bond Fund	0.28%

WISDOMTREE TRUST		WISDOMTREE ASSET MANAGEMENT, INC.

By:		By:
Name:	Jonathan Steinberg	Name:	Gregory Barton
Title:	President	Title:	Chief Operating Officer

A-2